Exhibit 99.1

Press Release

Navidea Biopharmaceuticals, Inc. Hires Craig A. Dais, CPA as Chief Financial Officer

Following the Company’s Fix, Fund, Propel approach, Mr. Dais’s hire strengthens financial expertise, leadership, and oversight, along with continuing Navidea’s focus on advancing innovative technology to market.

DUBLIN, Ohio, July 27, 2023 (BUSINESS WIRE) -- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced the hiring of Craig A. Dais, CPA in the position of Chief Financial Officer (CFO), reporting directly to the Company’s Chief Medical Officer. Mr. Dais’s hiring aligns with the Company’s stated objectives and its Fix, Fund, Propel approach to advancing innovative technology to market.

Financial Expertise, Leadership, and Oversight

Craig A. Dais’s hiring in the role of CFO, strengthens the Company’s financial expertise and oversight, supported by G2G Ventures as Executive Consultants, with demonstrated expertise in accounting, financial modeling, capital development, and strong growth-oriented leadership within private and publicly-held organizations. In his role, he is responsible for overseeing all aspects of Navidea’s financial success, including the preparation of all financial statements, reporting and analysis, the active management of the Company’s cash flows, and the development of expert teams responsible for managing and tracking financial activities.

“Craig is an active and experienced accounting and finance leader with the ability to see both the details and the big picture,” said Michael Blue, M.D., FACEP, Navidea’s Chief Medical Officer. “He is a self-motivated leader with expertise in developing strong teams that can help the Company grow by providing insights, reporting, and financial acumen. His financial leadership will help bring Navidea's technology and assets to the forefront.”

Mr. Dais continues an impactful career as financial executive, leader, and Certified Public Accountant, having served in various roles of increasing responsibility over 30 years. His recent experience includes serving as Chief Financial Officer at Colorado Pain Care, LLC, (Fractional) Chief Financial Officer at Ascent CFO Solutions, Chief Financial Officer at Duffy Crane & Hauling, Vice President of Finance at Pendum LLC and other leadership positions with public and private organizations. Craig began his career in finance with KPMG Peat Marwick. Mr. Dais earned a Bachelor of Science in Accounting, along with a Minor in Business, from Metropolitan State University of Denver, and is (inactive status) a Certified Public Accountant.

“I am thrilled to have the opportunity to join Navidea’s team as Chief Financial Officer, and eager to get started,” said Mr. Dais. “I believe my experience and career has led me to this role, and I believe Navidea’s transformative technology can improve lives around the world. My goal is to get to work using my experience to make that happen.”

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, visit www.navidea.com.

About G2G Ventures

G2G Ventures is a Colorado-based private equity firm focused on empowering organizations to reach their full potential through investment and consulting services. Specializing in creating long-term partnerships with trusted investors and established businesses, G2G Ventures draws on strong internal balance sheet liquidity, augmented by trusted investor capital, to craft bespoke capital solutions which include private equity investment, venture capital participation, and mezzanine debt options. Beyond financial investment, G2G Ventures provides accretive consulting services to help clarify strategic goals and key performance indicators (KPIs), evolve financial processes, and enhance operational effectiveness. To learn more about how G2G Ventures is a growth partner for enduring business, connect with our team.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Investor Relations Contact

Navidea Biopharmaceuticals, Inc.

G2G Ventures - Executive Consultant

Theodore Gerbick

Chief Marketing Officer

tgerbick@g2g.ventures